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                                                                     EXHIBIT 4.3

                                         [LETTERHEAD OF MEYERS NORRIS PENNY LLP]

                  CONSENT OF AUDITORS OF KINWEST AND SELLCO

To: APF Energy Trust
    The Board of Directors of APF Energy Inc.

Dear Sirs:

APF ENERGY TRUST

We refer to the Registration Statement on Form F-8 of APF Energy Trust dated August 18, 2003 (the "Registration Statement").

We consent to the incorporation by reference in the above-mentioned Registration Statement of:

         1. Our report dated March 27, 2002 to the Directors of Kinwest Resources Inc. on the following financial statements:

         -        Balance sheets as at December 31, 2001, 2000 and 1999;

         - Statements of earnings and retained earnings and cash flows for the years ended December 31, 2001, 2000 and 1999.

         2. Our report dated April 24, 2002 for the Directors of Sellco on the schedule of revenues, royalties and operating expenses for the year ended December 31, 2001.

                                                       (MEYERS NORRIS PENNY LLP)

Calgary, Canada

August 18, 2003                                            Chartered Accountants